                                                        Exhibit 99.13


                          AMERICAN SPECTRUM PREDECESSOR
                                  SCHEDULE III
              CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)



                               Property Name                    Type             Location                  Encumbrances
                               -------------                    ----             --------                  ------------
                               Autumn Ridge                     Apartment        Pasadena, TX              $      5,467
                               Bally's                          Inc. Land        Long Beach, CA                     950
                               Beach and Lampson Pad D          Retail           Stanton, CA                        779
                               Bristol Bay                      Office           Newport Beach, CA                3,821
                               Chrysler Building                Office           Irvine, CA                      31,765
                               Columbia North East              Retail           Columbia, SC                        --
                               Creekside/Riverside              Apartment        Riverside, CA                    4,537
                               Marketplace                      Retail           Columbia, SC                     5,218
                               Northwest Corporate Ctr.         Office           Hazelwood, MO                   14,398
                               Pacific Spectrum                 Office           Phoenix, AZ                      5,892
                               Parkade Center                   Mixed            Columbia, MO                     6,234
                               Phoenix Van Buren Land           Dev. Land        Phoenix, AZ                      1,300
                               Richardson Plaza                 Retail           Columbia, SC                     4,243
                               Sierra Technology                High Tech        Austin, TX                       7,464
                               Sorrento II Land                 Inc. Land        San Diego, CA                    2,755
                               Villa Redondo Apts.              Apartment        Long Beach, CA                   9,394
                               West Florissant                  Mixed            St. Louis, MO                    1,039
                                                                                                           ------------
                                                                                                           $    105,256
                                                                                                           ============

                                       Initial Cost                        Costs Capitalized
                                        to Company                     Subsequent to Acquisition
                                                 Buildings and                         Buildings and
Property Name                     Land           Improvements           Land           Improvements
------------------------      -------------      ------------       ------------       ------------
Autumn Ridge                  $        380       $      5,070       $         --       $      1,485
Bally's                              1,109                 --                 --                 --
Beach and Lampson Pad D                475                776                 --                 --
Bristol Bay                          2,894              4,192                 --                227
Chrysler Building                    2,527             22,851                 --              1,336
Columbia North East                     65                540                 --                601
Creekside/Riverside                    980              3,732                 --                 16
Marketplace                          1,796              4,050                 --                162
Northwest Corporate Ctr              1,300             10,833                 --              1,251
Pacific Spectrum                       485              3,770                 --                152
Parkade Center                       1,466              5,543                 --                 68
Phoenix Van Buren Land               1,033                 --                 --                 --
Richardson Plaza                     1,002              5,500                 --              1,212
Sierra Technology                    1,200              4,820                 --                136
Sorrento II Land                     3,298                 --                 --                 --
Villa Redondo Apts                   3,000              5,304                 --                209
West Florissant                         77                975                 --                 --
                              ------------       ------------       ------------       ------------
                              $     23,087       $     77,956       $         --       $      6,855
                              ============       ============       ============       ============

                                      GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                 BUILDINGS AND
Property Name                      LAND           IMPROVEMENTS          TOTAL
---------------------          ------------       ------------       ------------
Autumn Ridge                   $        380       $      6,555       $      6,935
Bally's                               1,109                 --              1,109(1)
Beach and Lampson Pad D                 475                776              1,251
Bristol Bay                           2,894              4,419              7,313
Chrysler Building                     2,527             24,188             26,715
Columbia North East                      65              1,141              1,206
Creekside/Riverside                     980              3,748              4,728
Marketplace                           1,796              4,213              6,009
Northwest Corporate Ctr               1,300             12,084             13,384(2,3)
Pacific Spectrum                        485              3,922              4,407
Parkade Center                        1,466              5,612              7,078
Phoenix Van Buren Land                1,033                 --              1,033
Richardson Plaza                      1,002              5,119              6,121(2)
Sierra Technology                     1,200              4,956              6,156
Sorrento II Land                      3,298                 --              3,298(1)
Villa Redondo Apts                    3,000              5,513              8,513
West Florissant                          77                974              1,051
                               ------------       ------------       ------------
                               $     23,087       $     83,220       $    106,307
                               ============       ============       ============


                                 ACCUMULATED       DATE OF           DATE     DEPRECIABLE
Property Name                   DEPRECIATION     CONSTRUCTION      ACQUIRED      LIFE(4)
-------------                   ------------     ------------      --------   -----------
Autumn Ridge                    $    (84)               1999         May-99      40 yrs.
Bally's                               --                 N/A         Sep-98          N/A
Beach and Lampson Pad D              (42)               1987         Oct-97      40 yrs.
Bristol Bay                         (551)               1988         Aug-86      40 yrs.
Chrysler Building                 (3,902)               1989         Aug-93      40 yrs.
Columbia North East                 (266)               1991(5)      Feb-89      40 yrs.
Creekside/Riverside                 (195)               1991         Nov-97      40 yrs.
Marketplace                       (1,154)               1980(5)      Feb-89      40 yrs.
Northwest Corporate Ctr.            (187)            1983-87(6)      Aug-98      40 yrs.
Pacific Spectrum                    (576)               1986         Dec-94      40 yrs.
Parkade Center                      (308)               1965         Nov-97      40 yrs.
Phoenix Van Buren Land                --                 N/A         Aug-97          N/A
Richardson Plaza                  (2,151)               1992(5)      Feb-89      40 yrs.
Sierra Technology                   (680)               1986         Dec-94      40 yrs.
Sorrento II Land                      --                 N/A         Oct-97          N/A
Villa Redondo Apts.                 (561)               1990         May-96      40 yrs.
West Florissant                      (59)                            Nov-97      40 yrs.
                                --------
                                $(10,716)
                                ========

1.       Assets disposed subsequent to December 31, 1999.

2. The company recorded impairment losses on these Properties because the value derived from estimated future cash flows was less than capitalized costs to date.

3. These Properties were previously under development and have been placed into service during 1999.

4. The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

5. These Properties were significantly remodeled. The date of remodeling is listed under date of construction.

6. These Properties were built in multiple years. The average of these years is used to compute the age.

SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR INVESTMENT AND ACCUMULATED DEPRECIATION
The changes in real estate held for investment for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                     Years Ended December 31,
                                        ---------------------------------------------------
(IN 000'S)                                  1999               1998                1997
                                        ------------        ------------       ------------
Balance, beginning of the period:       $     98,829        $     85,371       $     67,388
Additions during period:
   Acquisitions                                6,629              12,399             17,353
   Improvements                                3,883               1,059                630
Deductions during period:
   Impairment write-down                      (3,034)                 --                 --
   Properties disposed of                         --                  --                 --

                                        ------------        ------------       ------------
Balance, end of period:                 $    106,307        $     98,829       $     85,371
                                        ============        ============       ============

The changes in accumulated depreciation for the years ended December 31, 1999, 1998, and 1997 are as follows:


                                                     Years Ended December 31,
                                        --------------------------------------------------
(IN 000'S)                                  1999               1998               1997
                                        ------------       ------------       ------------
Balance, beginning of the period:       $      8,481       $      6,695       $      5,223
   Depreciation                                2,235              1,786              1,472
Deductions during period:
   Properties disposed of                         --                 --                 --



                                        ------------       ------------       ------------
Balance, end of period:                 $     10,716       $      8,481       $      6,695
                                        ============       ============       ============